Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-261419, 333-272371, 333-275935 and 333-278986) and on Form S-8 (Nos. 333-235777, 333-254922, 333-263995, 333-270947, 333-278500 and 333-282059) of BiomX Inc. of our report dated March 25, 2025 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 25, 2025	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited